UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 17, 2019

(Date of earliest event reported)

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38467	46-3231686
(Commission File Number)	(IRS Employer Identification No.)
3311 East Old Shakopee Road
Minneapolis, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

(952) 853-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Item 2.02   Results of Operations and Financial Condition.

Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) is providing supplemental financial schedules to provide additional revenue detail and to facilitate comparison with prior periods on a recurring revenue basis.  The financial schedules present the prior seven quarters of the Company’s recurring services revenue, excluding float revenue. The financial schedules also include the Company’s revenue using a constant currency rate of $1.00 U.S. dollar to $1.30 Canadian dollar for all periods presented.

A copy of the financial schedules is furnished as Exhibit 99.1 to this current report and is incorporated by reference herein.   The information furnished on this Current Report on Form 8-K, including the exhibit attached, shall not be deemed “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Financial Statement Supplement dated as of December 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING Inc.

By:/s/ Arthur Gitajn

Name: Arthur Gitajn

Title:   Executive Vice President and

            Chief Financial Officer

Date: December 17, 2019